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                                                                   Exhibit 5.1









                             Tel-Aviv, July 22, 2002
                                  Ref: K-59-49




Camtek Ltd.
Ramat Gavriel Industrial Zone P.O. Box 544
Migdal Haemek 23150
Israel

Ladies and Gentlemen:

We refer to the registration statement on Form F-3, registration no. 333-92094 (the "REGISTRATION STATEMENT"), filed on July 8, 2002 by Camtek Ltd. (the "COMPANY") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the offering of rights (the "RIGHTS") to purchase up to 8,571,429 Ordinary Shares, nominal value NIS
0.01 per share, of the Company (the "SHARES") to existing shareholders of the Company as described in the Registration Statement.

As special Israeli counsel to the Company in connection with the offering of rights to purchase the Shares pursuant to the Registration Statement, we have examined the Registration Statement, such corporate records and documents, certificates of public officials and questions of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed, without having conducted any independent investigation or verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all


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documents submitted to us as copies, the legal capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, and that the documents we examined are in full force and effect and have not been amended, supplemented or otherwise modified.

We do not opine as to the laws of any jurisdiction other than those of the State of Israel.

Based on and subject to the foregoing, we are of the opinion that the Rights and the Shares to be issued and sold by the Company, as contemplated under the Registration Statement, have been duly and validly authorized and, if and when issued and sold upon receipt by the Company of payment therefore, as provided under the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement and elsewhere in the Registration Statement and prospectus.


                                         Very truly yours,


                                         /s/ I. Zisman
                                         --------------------
                                             I. Zisman, Adv.